Exhibit 10.2

FIRST BUSEY CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective December 16, 2008)

The purpose of this executive deferred compensation plan (the “Plan”) is to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of First Busey Corporation (the “Company”) and its Subsidiaries.  The Plan is intended to be an unfunded arrangement maintained by the Company and its Subsidiaries that employ the participants primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company or its Subsidiaries and is intended to be exempt from Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  This amendment and restatement of the Plan is effective as of December 16, 2008 and is intended to comply in its entirety with Section 409A, including pre-2005 deferrals.

Article 1
Definitions

For purposes of this Plan, the following words and phrases shall have the following meanings:

1.1          “Administrator” means the Employee Benefits Committee of the Company or such other entity as determined by the Board.

1.2          “Board” means the Board of Directors of the Company.

1.3          “Change in Control” shall mean the earliest of the following dates:

1.3.1       Accretive Change in Ownership of Company’s Stock.  The date that any one person, or more than one person acting as a group (as defined below), acquires ownership of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.  This subsection 1.3.1 applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after such transaction.  Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred pursuant to this subsection 1.3.1 solely because:

(a)           any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, acquires additional stock of the Company;

(b)           a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company acquires more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; or

(c)           any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company, acquires more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, provided such shares are held by such shareholders in substantially the same proportion as the stock of the Company immediately prior to such acquisition.

1.3.2       Single Transaction Change in Effective Control.  The date that any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing thirty-three percent (33%) or more of the total voting power of the stock of the Company.  Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred pursuant to this subsection 1.3.2 solely because:

(a)           a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company acquires thirty-three percent (33%) or more of the total voting power of the stock of the Company; or

(b)           any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company, acquires thirty-three percent (33%) or more of the total voting power of the stock of the Company, provided such shares are held by such shareholders in substantially the same proportion as the stock of the Company immediately prior to such acquisition.

1.3.3       Change in Board Membership.  The date a majority of members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

1.3.4       Change in Ownership of the Company’s Assets.  The date that any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For purposes of this subsection 1.3.4, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(a)           A transfer of assets by the Company is not treated as a Change in Control for purposes of this Section 1.3 if the assets are transferred to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%)or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least fifty (50%) percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (C).

(b)           For purposes of subsection 1.3.4(a) and except as otherwise provided herein, a person’s status is determined immediately after the transfer of the assets.

1.3.5       Persons Acting as a Group.  For purposes of this Section 1.3, persons will be considered to be “acting as a group” if they are owners of a corporation (the “Transacting Corporation”) that enters into merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person, including an entity, owns stock in both the Transacting Corporation and the Company, such person is considered to be acting as a group with other shareholders only with respect to the ownership in the Transacting Corporation before the transaction giving rise to the Change in Control and not with respect to the ownership interest in the Company.

(a)           For purposes of subsections 1.3.1 above, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.

(b)           For purposes of subsection 1.3.4 above, persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time.

The provisions of this Section 1.3 shall at all times be interpreted in accordance with and subject to the provisions of Treasury Regulations §1.409A-3(i)(5).

1.4          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder from time to time.

1.5          “Company” means First Busey Corporation or its successors.

1.6          “Compensation” means the Participant’s salary and bonus paid during the Plan Year before reduction for amounts deferred under this Plan or salary reduction contributions under Code Section 401(k).  Compensation does not include expense reimbursement, any form of non-cash compensation or benefits, Employer contributions to a tax-qualified plan, group life insurance premiums or any other payments or benefits other than normal compensation. The Administrator shall have the continuing authority to determine in advance of any Plan Year, which elements (and any limits on such elements) of Compensation shall be eligible for deferral in that Plan Year.

1.7          “Deferral Account” means the bookkeeping account established by an Employer for each Participant as provided in Section 4.1 hereof.  The Deferral Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to the Plan.  A Participant’s Deferral Account shall not constitute or be treated as a trust fund of any kind.

1.8          “Deferrals” means that portion of a Participant’s Compensation that a Participant elects to defer in accordance with Section 3.1 hereof.

1.9          “Distribution Election Form”  means the separate written agreement, submitted to the Administrator, by which a Participant elects his or her form of payment.

1.10        “Early Benefit Date” means the later of (i) the first day of the month following a Participant’s 55th birthday or (ii) twelve (12) months after the Participant’s initial deferral into the Plan.

1.11        “Effective Date” means December 16, 2008; provided, however, that if any changes pursuant to the amendment and restatement of this Plan constitute a change in the form or timing of distributions under Section 409A, such changes shall be effective as of January 1, 2009, in accordance with the transition relief provided under Notice 2007-89.

1.12        “Election Form” means the separate written agreement, submitted to the Administrator, by which a Participant elects to participate in the Plan and to make Deferrals.

1.13        “Employer” means with respect to a Participant, the Company or a subsidiary, for whom the Participant provides services.

1.14        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder from time to time.

1.15        “Interest Yield” means, with respect to any calendar month, 125% of the declared interest rate on Security Life Corp. III policies for the current calendar month as determined by Security Life of Denver (or any successor thereto), or, if such monthly rate is no longer published or no longer deemed appropriate by the Administrator, a substantially similar rate selected by the Administrator.  Reference to Security Life of Denver or any other life insurance company does not in any way alter the provisions of Section 4.3.

1.16        “Normal Benefit Date” means the later of (i) the first day of the month following the month in which a Participant reaches Normal Retirement Age, or (ii) twelve (12) months after the Participant’s initial deferral into the Plan.

1.17        “Normal Retirement Age” means the Participant’s sixty-fifth (65th) birthday.

1.18        “Participant” means any employee who is selected to participate in the Plan and:  (i) who elects to participate in the Plan, (ii) who signs an Election Form which is accepted by the Administrator, (iii) who commences participation in the Plan, (iv) who signs a Distribution Election Form which is accepted by the Administrator and (v) whose Plan participation has not terminated by reason of Separation from Service followed by complete distribution of the Participant’s Deferral Account.

1.19        “Plan Year” means January 1 to December 31.

1.20        “Section 409A” means Code Section 409A and any U.S. Treasury department regulations and guidance promulgated thereunder, including such regulations and guidance promulgated after the Effective Date of the Plan as deemed appropriate by the Administrator.

1.21        “Separation from Service” means a termination which constitutes a “separation from service” as defined under Section 409A where the Participant ceases to be employed by an Employer for any reason whatsoever, other than by reason of a leave of absence which is approved by an Employer.  For purposes of the Plan, if there is a dispute over the employment status of the Participant or the date of the Participant’s Separation from Service, the Employer shall have the sole and absolute right to decide the dispute.

1.22        “Specified Employee”  means a Participant who holds a position within an Employer of senior vice president or higher and has Compensation greater than that stated in Code Section 416(i)(1)(A)(i).  The determination of whether a Participant is a Specified Employee will be based upon the twelve (12)-month period ending on each December 31st (such twelve (12)-month period is referred to below as the “identification period”).  If the Participant is determined to be a Specified Employee during the identification period he or she shall be treated as a Specified Employee for purposes of this Plan during the twelve (12)-month period that begins on the April 1st following the close of such identification period.  For purposes of determining whether an Executive is a Specified Employee under Code Section 416(i), compensation shall mean the Executive’s W-2 compensation as reported by the Employer for a particular calendar year.

1.23        “Subsidiary” means the term “subsidiary” as it is defined in Code Section 424(f).

1.24        “Unforeseeable Emergency” means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (b) a loss of the Participant’s property due to casualty, or (c) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator.

1.25        “Valuation Date” means the last day of each month or such other dates as may be determined by the Administrator for valuing Participant’s Deferral Accounts.

ARTICLE 2
Participation and Deferrals

2.1          Commencement of Participation.  An eligible employee shall become a Participant in the Plan on the date the Participant’s Election Form first becomes effective or became effective with respect to previously existing deferral elections.  An eligible employee may elect to participate in the Plan with respect to any Plan Year by submitting an Election Form within the time period set forth in ARTICLE 3.  At the time of his or her commencement of participation in the Plan, a Participant must complete, sign and submit a Distribution Election Form with the Administrator.

2.2          Deferral Continuance Requirement.  A Participant’s Election Form shall continue in effect until the Participant delivers to the Administrator a written revocation or modification of such election (as may be permitted herein) with respect to Compensation that relates to services yet to be performed in the following Plan Year.  Except as provided in Section 3.5, once an Election Form is in place for a calendar year it shall remain in effect for the entire calendar year.

ARTICLE 3
Deferral Elections

3.1          Deferral Elections.

3.1.1       Forms.  Each Participant shall deliver an Election Form and a Distribution Election Form to the Administrator before any Deferrals may become effective.  The Election Form shall set forth the percentage of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Election Form is received by the Administrator.  Except as provided in Section 3.2, such Election Form shall be void with respect to any Deferrals, unless submitted and accepted by the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned.  Subject to the limitations set forth in Sections 2.2 and 3.2, the Election Form shall remain effective until modified or revoked and will contain the following:

(a)                                 the Participant’s designation as to the percentage of Compensation to be deferred with respect to a given Plan Year;

(b)           the beneficiary or beneficiaries of the Participant; and

(c)           such other information as the Administrator may require.

3.1.2       Deferral Limitation.  A Participant may elect on an Election Form to defer a portion of his or her Compensation for the Plan Year following the calendar year in which the Election Form is submitted; or, pursuant to Section 3.2, in the case of a newly eligible employee, the portion of the calendar year remaining after submission of the Election Form to the Administrator.  The amount to be deferred may be restricted at the discretion of the Employer.

3.2          Initial Election.  The Participant shall make an initial deferral election under the Plan by filing with the Administrator a signed Election Form and a signed Distribution Election Form within thirty (30) days of the date on which the Participant is first eligible to participate in the Plan, taking into consideration the plan aggregation rules of Section 409A.  The completed Election Form shall be effective only with regard to Compensation earned or payable following the submission of the Election Form by the Administrator.

3.3          Performance-Based Compensation.  Notwithstanding the foregoing, with respect to any bonus eligible for deferral under the Plan that satisfies the requirements of “performance-based compensation” within the meaning of Section 409A, any election to defer such bonus must be made no later than six (6) months preceding the end of the performance period to which the bonus relates, or by such other date as the Company determines appropriate and consistent with the intent and purpose of Section 409A.

3.4          Election Changes.  Upon the Administrator’s approval, the Participant may modify the percentage of Compensation to be deferred annually by filing a new Election Form with the Administrator prior to the beginning of the Plan Year in which the Compensation is to be deferred.  A modified Election Form shall not be effective until the Plan Year following the year in which the modified Election Form is received and approved by the Administrator.

3.5          Unforeseeable Emergency.  In the case of an Unforeseeable Emergency, a Participant’s deferrals as set forth on the Participant’s Election Form shall be cancelled, as permitted by Section 409A, and such additional Compensation shall be taken into account for determining the amount of payment needed to satisfy the unforeseeable emergency.

ARTICLE 4
Deferral Accounts

4.1          Establishing and Crediting.  The Employer shall establish a Deferral Account on its books for each Participant and shall credit each Participant’s Deferral Account with the following amounts:

4.1.1       Deferrals.  The Compensation deferred by the Participant no later than the last day of the month in which such Compensation would have otherwise been paid to the Participant.

4.1.2       Discretionary Contribution.  For each Plan Year, the Employer, in its sole discretion, may, but is not required to, credit any amount it determines to Participants’ Deferral Accounts under the Plan, which amount shall be the discretionary contribution for that Plan Year.  The discretionary contribution, if any, shall be credited as of the last day of the Plan Year unless otherwise specified by the Company, as the case may be.  The Company may, in its sole discretion, provide terms and conditions on the discretionary contributions regarding vesting and forfeiture.

4.1.3       Interest.  On the last day of each month and continuing until all benefit payments under the Plan have been made, interest is to be credited based on the Interest Yield.  Interest earned shall be calculated as of each Valuation Date based upon the average daily balance of the Deferral Account since the preceding Valuation Date and shall be credited to the Participant’s Account at that time.

4.2          Statement of Accounts.  The Employer shall provide each Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement setting forth the Participant’s Deferral Account balance.

4.3          Accounting Device Only.  The Deferral Accounts are solely a device for measuring amounts to be paid under the Plan.  The Deferral Accounts are not a trust fund of any kind.  The Participants shall be general unsecured creditors of the Employer for the payment of benefits.  The benefits represent the Employer’s mere promise to pay such benefits.  The Participant’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by any of the Participant’s creditors.

4.4          Determination of Accounts.  Each Participant’s Deferral Account as of each Valuation Date shall consist of the balance of the Participant’s Deferral Account as of the immediately preceding Valuation Date, plus the Participant’s elective deferred Compensation credited, any Employer matching contributions, any qualified plan make-up credits, any Employer discretionary contributions and any interest earned, minus the amount of any distributions made since the immediately preceding Valuation Date.

ARTICLE 5
Plan Benefits

5.1          In General.  No withdrawals or payments shall be made from the Deferral Accounts except as provided in this ARTICLE 5.

5.2          Plan Benefit.  Upon the Participant’s Separation from Service, other than death, the Employer shall pay to the Participant the benefit described in this Section 5.2 in lieu of any other benefit under the Plan.

5.2.1       Amount of Benefit.  The benefit under this Section 5.2.1 is a Participant’s Deferral Account balance as of the Valuation Date coincident with or next following his or her Separation from Service.  Notwithstanding the foregoing, if the Participant’s Separation from Service date is (i) prior to the Participant’s Early Benefit Date or Normal Benefit Date and (ii) prior to his or her attaining five (5) years of total service with the Company or Employer, the amount of the Participant’s benefit under this Section 5.2.1 shall be redetermined on a retroactive basis from the date to the Participant’s first deferral and the interest rate used in determining such amount shall be the “declared interest rate” or “similar rate” in Section 1.15, provided, however, that if a Participant is prevented from serving five (5) years or from reaching his or her Normal or Early Benefit Date because of his or her Separation from Service during the first twenty-four (24) months following a Change in Control of the Company or Employer, his or her entire account will be credited with the Interest Yield as if he or she had met the minimum requirement to so qualify.

5.2.2       Payment of Benefit.  The Employer shall pay a Participant’s benefit following his or her Separation from Service in either one hundred-twenty (120) or one-hundred-eighty (180) substantially equal monthly installments, as elected by the Participant on his or her Distribution Election Form, commencing on the first day of the month following such Participant’s Separation from Service, unless the Participant is a Specified Employee.  If the Participant does not have a valid election in place at the time of his or her Separation from Service, the Participant’s benefit will be paid in the form of one hundred-twenty (120) substantially equal monthly installments.  The Employer shall credit interest pursuant to Section 4.1.3 on the remaining account balance during any applicable installment period.

5.3          Unforeseeable Emergency.  Upon the Board’s determination (following petition by a Participant) that the Participant has suffered an Unforeseeable Emergency, the Employer shall distribute to the Participant all or a portion of such Participant’s Deferral Account balance, but in no event shall the distribution be greater than is necessary to relieve the financial hardship after taking into account additional Compensation that will be available to the Participant following the cancellation of his or her deferral election.

5.4          De Minimus Payment.  Notwithstanding any provision of the Plan, Election Form or Distribution Election Form, to the contrary, if a Participant’s Deferral Account has a balance, along with any other nonqualified deferred compensation that must be aggregated with this Plan pursuant to Section 409A, at the time of his or her Separation from Service that is not greater than the applicable dollar limit under Code Section 402(g)(1)(B), the Participant’s balance in his or her Deferral Account (along with that of all other plans that must be aggregated pursuant to Section 409A) shall be distributed in a single lump sum.  If the payment is to be made pursuant to this Section, the payment shall be made on or before the later of:  (i) December 31st of the calendar year in which the Participant’s Separation from Service occurs; or (ii) the 15th day of the third month following the Participant’s Separation from Service.  Upon the date of payment pursuant to this Section 5.4, Participant shall have no further interest under the Plan or any similar deferred compensation arrangements, aggregated with this Plan pursuant to Section 409A.

5.5          Delayed Payment Date.  The Participants’ Deferral Account balances constitute “deferred compensation” under Section 409A and may be subject to a delayed payment date as provided in this Section 5.5.  If, as of the effective date of the Participant’s Separation from Service, the Company is publicly traded and the Participant is a Specified Employee, then, to the extent required pursuant to Section 409A, payment of any portion of Plan benefits that would otherwise have been paid to the Participant during the six-month period following the Participant’s Separation from Service and which would constitute deferred compensation under Section 409A (the “Delayed Payments”) shall be delayed until the date that is six (6) months and one day following Participant’s Separation from Service or, if earlier, the date of the Participant’s death (the “Delayed Payment Date”).  As of the Delayed Payment Date, the Delayed Payments plus interest (as provided in Section 4.1.3) for the period of delay, shall be paid to the Participant in a single lump sum.  Any portion of the Plan benefit that was not otherwise due to be paid during the six-month period following the Participant’s Separation from Service shall be paid to the Participant in accordance with the payment schedule set forth under the applicable distribution provision of the Plan.

5.6          Transition Rule.  In a manner that is consistent with Section 409A, the Administrator may solicit new distribution elections from Participants in order for Participants to change the method or timing of distributions of all amounts subject to Section 409A under the Plan, provided such elections are solicited and properly made prior to December 31, 2008.  In the event the Administrator elects to solicit new distribution elections under this Section, the failure by a Participant to submit a complete and timely distribution election will result in the application of the most recently submitted distribution election.

ARTICLE 6
Death Benefits

6.1          Death Prior to Commencement of Payments.  If a Participant dies prior to the commencement of payments under the Plan, the Employer shall pay to such Participant’s beneficiary the benefit described in this Section 6.1 in lieu of any other benefit under the Plan.

6.1.1       Amount of Benefit.  The benefit under Section 6.1 is the greater of (i) the minimum pre-retirement benefit stated on the Participant’s Election Form and payable as provided therein, or (ii) the Participant’s Deferral Account balance as of the Valuation Date coincident with or next following the Participant’s death.

6.1.2       Payment of Benefit.  The Employer shall pay a Participant’s benefit following his or her death in one hundred-twenty (120) substantially equal monthly installments commencing on the first day of the month following the Participant’s death.

6.2          Death During Installment Payout.  If a Participant dies after the installment payments have commenced under the Plan but before receiving all such payments, the Employer shall continue to pay the remaining benefits to the Participant’s beneficiary at the same time and in the same amounts they would have been paid to the Participant, had the Participant survived.

ARTICLE 7
Beneficiaries

7.1          Beneficiaries.  Each Participant shall designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as the Participant’s beneficiary under the Plan.  Such designation shall be made on a form prescribed by the Administrator.  Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending the Participant’s previous designation on a form prescribed by the Administrator.  Designations will only be effective if signed by the Participant and accepted by the Administrator during the Participant’s lifetime.  If (i) the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment); (ii) the Participant names a spouse as a beneficiary and the marriage is subsequently dissolved; or (iii) if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s estate.  If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.  If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2          Lost Beneficiary.

7.2.1       All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

7.2.2       If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts shall be paid to the Participants’ or the beneficiary’s estate, as applicable.  Any such presumption of death shall be final, conclusive and binding on all parties.  Notwithstanding the foregoing, if any such beneficiary is located within five (5) years from the date of any such forfeiture, such beneficiaries shall be entitled to receive the amount previously forfeited.

7.3          Facility of Payment.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Employer may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Employer may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Employer from all liability with respect to such benefit.

ARTICLE 8
Claims and Review Procedures

8.1          Presentation of Claim.  Any Participant or beneficiary of a deceased Participant (such Participant or beneficiary being referred to below as a “Claimant”) may deliver to the Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within one hundred-eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

8.2          Notification of Decision.  The Administrator shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days, unless, within such time, the Administrator notifies the Claimant in writing that an extension is required pursuant to Labor Regulation 2560.503-1 (up to ninety (90) days).  Once a decision is made, the Administrator shall notify the Claimant in writing:

8.2.1       That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

8.2.2       That the Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to the understood by the Claimant:

(a)           the specific reason(s) for the denial of the claim, or any part of it;

(b)           the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(c)           a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(d)           an explanation of the claim review procedure set forth in Section 8.3 below, including Claimants right to bring a civil action under Section 502(a) of ERISA as described in Section 8.5.

8.3          Review of a Denied Claim.  Within sixty (60) days after receiving a notice from the Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s’ duly authorized representative) may file with the Administrator a written request for a review of the denial of the claim.  Therefore, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

8.3.1       may review pertinent documents;

8.3.2       may submit written comments or other documents; and/or

8.3.3       may request a hearing, which the Administrator, in its sole discretion, may grant.

8.4          Decision on Review.  The Administrator shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Administrator’s decision must be rendered within one hundred-twenty (120) days after such date.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

8.4.1       specific reasons for the decision;

8.4.2       specific reference(s) to the  pertinent Plan provisions upon which the decision was based; and

8.4.3       such other matters as the Administrator deems relevant.

8.5          Legal Action.  A Claimant’s compliance with the foregoing provisions of this ARTICLE 8 is a mandatory prerequisite to a Claimant’s right to commence any legal action brought pursuant to Section 502(a) of ERISA with respect to any claim for benefits under this Plan.

ARTICLE 9
Funding

9.1          Prohibition Against Funding.  Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any rights with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person.  Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors.  It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes.  Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.  The Employer shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

9.2          Deposits.  Notwithstanding Section 9.1, or any other provision of this Plan to the contrary, the Employer may deposit any amounts it deems appropriate to pay any or all of the benefits under this Plan to a ‘Rabbi Trust’ as established pursuant to Treasury Department Revenue Procedures 92-64 and 92-65.

ARTICLE 10
Amendment and Termination

10.1        Authority to Amend or Terminate.  Except as otherwise provided in this ARTICLE 10, the Board shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant’s right to any amounts already credited to the Participant’s Deferral Account, or lengthen the time period for a distribution from an established Deferral Account, on the day before the effective date of such modification or termination.  Following such termination, payment of such credited amounts may be made in a single sum payment if the Company so designates, only to the extent permitted under Section 409A, or as may be required under Section 409A.  Any such decision to pay in a single sum shall apply to all Participants.

10.2        Required Action.  Notwithstanding the preceding paragraph, to the extent permitted by Section 409A, the Company may amend or terminate this Plan at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Plan would (i) cause benefits to be taxable to the Participant prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company or Employer (other than the financial impact of paying the benefits).

10.3        Residual Assets.  Any funds remaining after the termination of the Plan, and satisfaction of all liabilities to Participants and others, shall be returned to the Employer.

ARTICLE 11
Section 409A

11.1        Section 409A.  The Participant’s Deferral Account balances constitute “deferred compensation” under Section 409A and are subject to the following:

11.1.1     All documents and agreements, or rules and regulations created by the Company or Employer pertaining to the Participant’s Deferral Accounts, shall provide for the required procedures under Section 409A, including the timing of deferral elections and the timing and method of payment distributions.

11.1.2     With respect to the Participant’s Deferral Account balances, it is the intention of the Company and Employer to operate the Plan at all times in conformity with the known rules, regulations and guidance promulgated under Section 409A, and the Company and Employer shall reserve the right (including the right to delegate such right)

to unilaterally amend the Plan with respect to the Deferral Account balances, without the consent of the Participant, to maintain compliance with Section 409A.  A Participant’s acceptance of any benefits under the Plan constitutes acknowledgement and consent to such rights of the Company and Employer.

11.1.3     To the extent that any of the terms and conditions contained herein which were modified as part of this amendment and restatement constitute an amendment or modification of the time or manner of payment under a non-qualified deferred compensation plan (as defined under Section 409A), then to the extent necessary under the transitional guidance under Internal Revenue Service Notice 2007-86, this amendment and restatement constitutes an amendment to, and a new election under, such deferred compensation plan, in order to properly modify the time or manner of payment consistent with such guidance.

11.2        Distribution in the Event of Income Inclusion under Section 409A.  If any portion of a Participant’s Deferral Account under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Section 409A, the Participant may petition the Employer for a distribution of that portion of his or her Deferral Account balance that is required to be included in his or her income.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her Deferral Account balance required to be included in income as a result of the failure of the Plan to meet the requirements of Section 409A, which amount shall not exceed the Participant’s unpaid vested Deferral Account balance under the Plan.  If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

ARTICLE 12
Miscellaneous

12.1        Administration.  The Administrator shall have powers which are necessary to administer the Plan, including but not limited to:

12.1.1     interpreting the provisions of the Plan;

12.1.2     establishing and revising the method of accounting for the Plan;

12.1.3     maintaining a record of benefit payments; and

12.1.4     establishing rules and prescribing any forms necessary or desirable to administer the Plan.

The Administrator may delegate to others certain ministerial aspects of the management and operation of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals and may, from time to time, consult with legal counsel who may be counsel to the Company.

The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

12.2        Status of Plan.  The Plan is intended to be a plan that is: (a) not qualified within the meaning of Code Section 401(a); (b) “unfunded and is maintained by the Company or Employer primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1); and compliant in all respects with Section 409A.  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

12.3        No Assignment.  Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

12.4        No Rights to Remain a Participant.  Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained as a Participant, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder.  Each Participant shall remain subject to removal as a Participant to the same extent as if this Plan had never been adopted or the Participant was not selected to participate.

12.5        No Effect on Employment Rights.  Participation in this Plan is not a contract for employment.  It does not give the Participant the right to remain an employee of the Company or Employer, nor does it interfere with the shareholders’ rights to replace the Participant.  It also does not require the Participant to remain an employee nor interfere with the Participant’s right to terminate employment at any time.

12.6        Inurement.  The Plan shall be binding upon and shall inure to the benefit of the Company, the Employer, its successors and assigns, and the Participant, the Participant’s successors, heirs, executors, administrators, and beneficiaries, and the Company shall require any acquirer in a Change in Control to expressly assume this Plan.

12.7        Tax Withholding.  When payments are made under the Plan, the Employer shall have the right to deduct from each payment made under the Plan, to the maximum extent permissible under Section 409A, or any other compensation payable to a Participant or beneficiary, any required withholding taxes respecting such payments.  Prior to the date a Participant’s Deferral Account becomes payable, the Employer may deduct from the Participant’s Deferral Account, or from other compensation payable to the Participant, any required federal employment taxes imposes under Code Sections 3101, 3121(a) and 3121(v)(2) and any taxes required under any state, local and foreign laws, to the maximum extent permissible under Section 409A, in each case only to the extent such taxes are attributable to the Participant’s participation in the Plan.

12.8        Entire Agreement.  This Plan, along with the Participant’s Election Form and Distribution Election Form, constitute the entire agreement between the Company, the Employer and the Participant as to the subject matter hereof.  No rights are granted to the employee by virtue of this Plan other than those specifically set forth herein or in his or her Election Form or Distribution Election Form.

12.9        No Liability.  No liability shall attach to or be incurred by any officer or director of the Company or any Employer, or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person.  Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

12.10      Reorganization.  The Employer shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Employer under the Plan.

12.11      Named Fiduciary.  For purposes of ERISA, if applicable, the Company shall be the named fiduciary and plan administrator under the Plan.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

12.12      Expenses.  All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer or the Company.

12.13      Insolvency.  Should the Company be considered insolvent, the Company, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan, if the Company is not the Administrator.  Upon receipt of such notice, the Employer shall cease to make any payments to Participants who were Participants or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

12.14      Company Determinations.  Any determinations, actions or decisions of the Company (including but not limited to, Plan amendments and Plan termination) shall be made by the Board or a properly delegated committee thereof in accordance with its established procedures.

12.15      Interpretation.  The provisions of this Plan shall be interpreted consistently with Section 409A, and to the extent inconsistent with such authority, shall be deemed to be modified to the extent necessary to make such provisions consistent with such authority.  In addition, all questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

12.16      Severability and Interpretation of Provisions.  In the event that any of the provisions of this Plan or portion hereof, are held to be inoperative or invalid by any court of competent jurisdiction, or in the event that any legislation adopted by any governmental body having jurisdiction over the Company or Employer would be retroactively applied to invalidate this Plan or any provision hereof or cause the benefits hereunder to be taxable, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.  In the event that the intent of any provision shall need to be construed in a manner to avoid taxability, such construction shall be made by the plan administrator in a manner that would manifest to the maximum extent possible the original meaning of such provisions.

12.17      Governing Law.  This Plan shall be governed by, construed and administered in accordance with the laws of the State of Illinois without regard to the conflict of laws provisions of any jurisdiction, except to the extent preempted by the laws of the United States of America.

12.18      Headings.  The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan, nor in any way shall they affect this Plan or the construction of any provision thereof.

12.19      Terms.  Capitalized terms shall have meanings as defined herein.  Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

[Signature Page to Follow]

IN WITNESS WHEREOF, First Busey Corporation, by its appropriate officer duly authorized, has caused the Plan to be executed and adopted as of the 16 day of December, 2008.

FIRST BUSEY CORPORATION

By	/s/ VAN A. DUKEMAN
Chief Executive Officer

Exhibit To

First Busey Corporation

Executive Deferred Compensation Plan

Election Form
(For plan years beginning on or after January 1, 20      )

EMPLOYER:

GENERAL INFORMATION

EMPLOYEE’S NAME
	(Last)	(First)	(M.I.)

HOME ADDRESS

CITY	STATE	ZIP

SOCIAL SECURITY NUMBER            -      -              BIRTH DATE        /      /19

COMPENSATION DEFERRAL AGREEMENT

I agree that my Compensation earned during a plan year beginning on or after January 1, 20      , will be reduced by the amount or percentage I have indicated below, and that these dollars will be contributed to my Deferral Account.  This agreement will continue to be effective for subsequent plan years while I am employed unless I change or terminate it.  I will be only an unsecured creditor of the Employer as to amounts deferred, and may lose part or all of the deferred amount if the Company becomes insolvent.  I acknowledge that I have read this entire agreement, understand it and agree to its terms.

Select one of the following:

☐ I elect to defer                % of my salary paid during the plan year.

☐ I elect to defer                % of my bonus for the plan year.

☐ I decline participation.

NOTE:  The total amount of deferrals to this Plan cannot exceed         % of compensation in a Plan Year.

Check if applicable:

☐ The above is a change from my prior elections.

I may change or revoke this election by filing a new election with the Administrator in this format, but only for compensation earned in the tax year following the year in which my election is received by the Administrator.

DESIGNATION OF BENEFICIARIES

I designate the following as the beneficiary of any and all benefits under the terms of the First Busey Corporation Executive Deferred Compensation Plan which may be payable at the time my death:

[Add additional sheets as necessary]

Primary

Name				Percentage % Relation
	(Last)	(First)	(M.I.)

Name				Percentage % Relation
	(Last)	(First)	(M.I.)

Contingent

Name				Percentage % Relation
	(Last)	(First)	(M.I.)

Name				Percentage % Relation
	(Last)	(First)	(M.I.)

Note:  To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand: (i) that I may change these beneficiary designations by filing a new written designation with the Administrator; and (ii) that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Minimum Preretirement Death Benefit

The minimum pre-retirement death benefit payable to my designated beneficiary shall be $                     payable in 120 substantially equal monthly installments.

SIGNATURES

Participant

Date

Employer

By:
Date
Its:

Exhibit To

First Busey Corporation

Executive Deferred Compensation Plan

Distribution Election Form

EMPLOYER:

GENERAL INFORMATION

EMPLOYEE’S NAME
	(Last)	(First)	(M.I.)

HOME ADDRESS

CITY	STATE	ZIP

SOCIAL SECURITY NUMBER            -      -              BIRTH DATE        /      /19

FORM OF PAYMENT

I hereby elect to receive my payments as follows:

☐ 120 monthly installments.

☐ 180 monthly installments.

SIGNATURES

Participant

Date

Employer

By:
Date
Its: